Exhibit 4.2

                               TRIDEX CORPORATION
                           PROGRESSIVE SOFTWARE, INC.
                         ULTIMATE TECHNOLOGY CORPORATION
                                 61 Wilton Road
                           Westport, Connecticut 06880

                                                February 18, 2000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
MASSMUTUAL CORPORATE INVESTORS
MASSMUTUAL PARTICIPATION INVESTORS
MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED
1295 State Street
Springfield, Massachusetts  01111

      Re: Fifth Amendment to Securities Purchase Agreements

      Reference is made to that certain Fifth Agreement to Securities Purchase Agreements, a copy of which is attached hereto (the "Fifth Amendment"). Terms used herein and not otherwise defined shall have the same meanings herein as provided in the Fifth Amendment. This letter will evidence the agreement of the Holding Company and PSI that the date "January 1, 2001" set forth in Sections 1(a) and 2.1(a) of the Fifth Amendment is hereby deleted and replaced with the date "December 31, 2000."

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      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart hereof, whereupon this letter shall become a binding agreement under seal among the parties hereto. Please then return one of such counterparts to the Issuers.

                              Very truly yours,


                              TRIDEX CORPORATION

                              By /s/ George T. Crandall, V.P. & Treasurer
                                 ----------------------------------------
                                                            (Title)


                              PROGRESSIVE SOFTWARE, INC.

                              By /s/ George T. Crandall, V.P. & Treasurer
                                 ----------------------------------------
                                                            (Title)


                              ULTIMATE TECHNOLOGY CORPORATION

                              By /s/ George T. Crandall, V.P. & Treasurer
                                 ----------------------------------------
                                                            (Title)

The foregoing is hereby accepted and agreed to.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:  David L. Babson and Company Incorporated, its Investment Adviser

By /s/ Clifford M. Noreem
   ------------------------
                  (Title)

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MASSMUTUAL CORPORATE INVESTORS

By /s/ Clifford M. Noreem
   ------------------------
                  (Title)

The foregoing is executed on behalf of
MassMutual Corporate Investors,
organized under a Declaration of Trust,
dated September 13, 1985, as amended
from time to time. The obligations of
such Trust are not personally binding
upon, nor shall resort be had to the
property of, any of the Trustees,
shareholders, officers, employees, or
agents of such Trust, but the Trust's
property only shall be bound.

MASSMUTUAL PARTICIPATION INVESTORS

By /s/ Clifford M. Noreem
   ------------------------
                  (Title)

The foregoing is executed on behalf of
MassMutual Participation Investors,
organized under a Declaration of Trust,
dated April 7, 1988, as amended from
time to time. The obligations of such
Trust are not personally binding upon,
nor shall resort be had to the property
of, any of the Trustees, shareholders,
officers, employees, or agents of such
Trust, but the Trust's property only
shall be bound.

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By: David L. Babson and Company Incorporated, under delegated authority from Massachusetts Mutual Life Insurance Company, its Investment Manager

By /s/ Clifford M. Noreem
   ------------------------
                  (Title)

 The foregoing is hereby acknowledged and assented to:

FLEET NATIONAL BANK

By /s/ Vincent J. Pitts
   ------------------------
                  (Title)